LIFETIME ACHIEVEMENT FUND, INC.

MANARIN INVESTMENT COUNSEL, LTD.

MANARIN SECURITIES CORPORATION

CODE OF ETHICS

As Amended and Restated Effective August 16, 2011

I.

Statement of Purpose and General Fiduciary Principles

This Code of Ethics (“Code”) is adopted by Manarin Investment Counsel, Ltd. (“MIC”), Manarin Securities Corporation (“MSC”) and Lifetime Achievement Fund, Inc. (“Fund”) (collectively, the “Covered Entities”).  This Code is based on the principles that Access Persons (as defined below) of the Covered Entities owe a fiduciary duty to the Covered Entities’ clients and, in the case of the directors and employees of the Fund, to the Fund’s shareholders.  Access Persons have a duty to conduct their personal transactions in Securities (as defined below) in a manner which neither interferes with clients’ portfolio transactions nor otherwise takes unfair or inappropriate advantage of a Covered Entity’s relationship to its clients.  In complying with this fiduciary duty, Access Persons owe clients the highest duty of trust and fair dealing and must, in all instances, place the interests of clients and, in the case of the directors and employees of the Fund, the interests of the Fund’s shareholders ahead of their own personal interests or the interests of others.  In addition, the Code is intended to provide a framework for preventing violations of federal and state securities laws, including provisions of the Investment Company Act of 1940, as amended (“1940 Act”), the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder.  The Code establishes procedures designed to prevent and detect ethical and legal violations; to ensure that Access Persons comply with their fiduciary obligations and to prevent Access Persons from engaging in investment activities that might be harmful to the Covered Entities’ clients or that might enable Access Persons to profit illicitly from their relationship to Covered Entities and their clients.

Covered Entities and their Access Persons must adhere to these general fiduciary principles and the compliance policies of this Code.  Technical compliance with the terms of this Code will not automatically insulate a Covered Entity or its Access Persons from scrutiny in instances where Personal Securities Transactions (as defined below) undertaken by an Access Person show a pattern of abuse of such Covered Entity’s fiduciary duty, or a failure to adhere to these general fiduciary principals.

II.

Definitions

a.

“Access Person” means any director, officer, employee or independent contractor of a Covered Entity.

b.

A Security is “being considered for purchase or sale” when a recommendation to purchase or sell the Security for a client has been made by an Access Person and such recommendation has been communicated by such Access Person to another person for the purpose of  placing an order or other instruction for the purchase or sale of the Security for the client.  With respect to the Access Person making the recommendation, “being considered for purchase or sale” means that point in time when such person in good conscience seriously considers making a recommendation regarding the Security.

c.

“Beneficial Ownership” shall be determined in accordance with the definition of “beneficial owner” set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  That is, a person must have a “direct or indirect pecuniary interest” to have “Beneficial Ownership” of a Security, which means the person must have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject Securities.  Although the following list is not exhaustive, under the Rule and this Code, a person generally would be regarded to be the beneficial owner of the following Securities:

1.

Securities held in the person’s own name or the name of the person’s spouse;

2.

Securities held by members of the person’s immediate family sharing the same household who are under 18 or whom the person supports financially;

3.

Securities held by a corporation or similar entity where the person, or an immediate family member sharing the same household, is a controlling shareholder or participates in investment decisions by the entity; and

4.

Securities held by any trust of which the person is (i) a beneficiary and participates in making investment decisions for the trust, (ii) a trustee and either has the opportunity to profit from the trust’s investment operations or a member of the person’s immediate family is a beneficiary of the trust, or (iii) a settlor and can revoke the trust unilaterally and participate in making investment decisions for the trust.

d.

“Chief Compliance Officer” shall mean that person who shall be responsible for administering this Code.

e.

“Control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

f.

“Disinterested Director” means a Fund director who is not an officer, director or employee of MIC or MSC or who is not otherwise an “interested person” of the Fund as defined in Section 2(a)(19) of the 1940 Act.

g.

“Personal Securities Transaction” means a transaction in a Security in which an individual has or thereby acquires Beneficial Ownership.  A person shall be considered to be “engaging in” or “effecting” a Personal Securities Transaction if such a Security is involved, regardless of whether the transaction is effected by that person or by some other person (such as an immediate family member).

h.

“Public Company” means any entity subject to the reporting requirements of the Exchange Act.

i.

“Purchase or sale of a Security” includes any contract to purchase or sell a Security, such as the writing of an option to purchase or sell a Security, but does not include a disposition not involving an investment decision, such as a spin-off or a corporate acquisition even if a shareholder vote is undertaken, or a gift.

j.

“Security” shall have the meaning set forth in Section 2(a)(36) of the 1940 Act – any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, shares issued by exchange-traded funds, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing, except that it shall not include direct obligations of the government of the United States; bankers’ acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; shares issued by money market funds; and shares issued by registered open-end investment companies, other than the Fund.

III.

Prohibited Practices and Transactions

a.

No Access Person shall purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, a Beneficial Ownership interest and which he or she knows, or should have known, at the time of such purchase or sale (1) is being considered for purchase or sale by a client, including the Fund, or (2) is being purchased or sold by a client, including the Fund, on that day.

b.

Inducing or causing a client, including the Fund, to take action, or to fail to take action, for the purpose of achieving a personal benefit, rather than to benefit the client is a violation of this Code.  Examples of this would include causing a client to purchase a Security owned by the Access Person for the purpose of supporting or driving up the price of the Security, and causing the client to refrain from selling a Security in an attempt to protect the value of the Access Person’s investment, such as an outstanding option.  An Access Person shall use his or her best judgment in placing or recommending, or deciding not to place or recommend, any transaction on behalf of a client.  An Access Person shall not take into consideration his or her personal financial situation in connection with decisions regarding portfolio transactions by or on behalf of a client.

c.

Using knowledge of a client’s portfolio transactions to profit by the market effect of such transactions is a violation of this Code.  One test that will be applied in determining whether this prohibition has been violated will be to review the Securities transactions of Access Persons for patterns.  However, a violation could result from a single transaction if the circumstances warranted a finding that the provisions of Section 1 of this Code have been violated.

d.

All Access Persons are prohibited from acquiring directly or indirectly any Security distributed in an initial public offering.

e.

All Access Persons are prohibited from executing Personal Securities Transactions (including transactions in private placements and pension or profit-sharing plans in which the Access Persons have Beneficial Ownership), without express prior approval of the Chief Compliance Officer.  See Annex I for the pre-clearance of Personal Securities Transactions form.  Transaction pre-approvals may be obtained only on the day of the proposed purchase or sale of a Security.  The pre-clearance requirements set forth herein do not apply to the Disinterested Directors or to transactions by Access Persons (i) pursuant to automatic investment plans or commitments, (ii) for accounts over which such persons have no influence or control, (iii) involving gifts, or (iv) involving Securities with public equity market capitalization in excess of $5 billion.

f.

In instances where an Access Person acquired a private placement Security in accordance with this Code and subsequently participates in a consideration to invest in the same issuer on behalf of a Covered Entity’s client, the Access Person has an affirmative obligation to disclose his or her investment in the issuer to the Chief Compliance Officer.  The client’s decision to purchase Securities of such an issuer will be subject to an independent review by the Chief Compliance Officer.

g.

Unless otherwise permitted herein, all Access Persons are prohibited from executing Personal Securities Transactions on a day during which a client has a pending “buy” or “sell” order for that Security, until the client’s order is either executed or withdrawn, unless the buy or sell order for the Security is higher (in the case of a purchase) or lower (in the case of a sale) than that of the client.

h.

All Access Persons are prohibited from accepting any gift, favor, preferential treatment, valuable consideration, or other gratuity of value greater than $100 with respect to any client account, including the Fund, in any year from any person or entity that does business with Covered Entities or an issuer of Securities held in client accounts.

i.

All Access Persons are prohibited from serving on boards of directors of any Public Company, absent express prior authorization from the President of MIC.  Authorization to serve on the board of a Public Company may be granted in instances where the President of MIC determines that such board service would be consistent with the interests of the Covered Entities, including the Fund’s shareholders.  If prior approval to serve as a director of a Public Company is granted, an Access Person has an affirmative duty to recuse himself or herself from participating in any deliberations by a client regarding possible investments in the securities issued by the Public Company on whose board the Access Person sits.

j.

Fiduciaries have a responsibility to keep all information entrusted to them by their clients in strict confidence, including the client’s identity, financial condition and securities holdings.  The duty of confidentiality continues after termination of the client relationship.  Access Persons generally may not disclose any confidential information about a client to any third party, except as authorized by the client, required by law or necessary to service the client’s account.  In this regard, no Access Person shall divulge to any person contemplated or completed Securities transactions of any client, except in the performance of his or her duties, unless such information previously has become a matter of public knowledge.

k.

No Access Person may seek an improper benefit for himself or herself, a client, or anyone else from material, non-public information about issuers, whether or not the securities of such issuers are held in client portfolios.  Any Access Person who believes he or she may be in possession of such information, and seeks to act on it, should contact the Chief Compliance Officer immediately.  This prohibition does not preclude an Access Person from contacting officers and employees of issuers or other investment professionals in seeking information about issuers and otherwise legally performing his or her role as an Access Person.

l.

The prohibitions and restrictions of this Section III do not apply to the Disinterested Directors.

m.

No Access Person of Manarin Investment Counsel (MIC) shall make political contributions without prior written approval of the MIC Chief Compliance Officer.  See Annex V for the form of such initial and quarterly reports.

IV.

Reporting

a.

Unless exempted hereunder, every Access Person shall report to the Chief Compliance Officer the information described in Sections 5(b) and (c) of this Code with respect to his or her Securities transactions and holdings in which such person has, or by reason of a transaction acquires, any direct or indirect Beneficial Ownership.  No Access Person is required to report any transactions effected, or Securities held, in accounts over which such person has no direct or indirect influence or control.  Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.  These reporting requirements may also be satisfied by submitting duplicate copies of broker trade confirmations or account statements that contain all of the required information within the required time frames to the Chief Compliance Officer.

Disinterested Directors need not provide initial or annual holding reports and need only provide quarterly reports if such Disinterested Director, at the time of a Personal Securities Transaction, knew or in the ordinary course of fulfilling his or her official duties as a director of the Fund, should have know that, during the 15-day period immediately preceding or after the date of the Personal Securities Transaction, such Security is or was purchased or sold by the Fund or such purchase or sale by the Fund is or was considered by MIC on behalf of the Fund.

b.

All Access Persons shall provide a report to the Compliance Officer within 45 days after the end of each calendar quarter summarizing all Personal Securities Transactions for the calendar quarter, or, if applicable, a signed statement indicating that such person did not effect any Personal Securities Transactions during the calendar quarter.  The report shall be dated and signed by the person submitting a report and, at a minimum and with respect to each transaction, specify the following information:

1.

The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;

2.

The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

3.

The price at which the transaction was effected; and

4.

The name of the broker, dealer or bank with or through whom the transaction was effected.

See Annex II for the form of such quarterly transaction report.

c.

Within ten days of commencing employment with a Covered Entity and annually thereafter within 45 days of the end of the preceding calendar year, each Access Person shall furnish an annual report consisting of a list of all Securities then owned by such Access Person or in which such Access Person otherwise has a Beneficial Ownership interest.  The initial and annual reports shall provide information as of a date within 45 days before the reports are submitted and shall meet the requirements of applicable federal securities law.  See Annex III for the form of such initial and annual reports.

d.

On behalf of the Fund, MSC and itself, MIC shall prepare (i) a quarterly written report to the board of directors of the Fund containing a list of any material violations of the Code that required significant remedial action and the action taken to remedy the violation during the quarter, and (ii) an annual report to the board of directors of the Fund certifying that the Covered Entities have adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

V.

Enforcement and Sanctions

a.

Each Access Person is required, on an annual basis, to certify in writing that (1) he or she has received, read, and understands the provisions of this Code and recognizes that he or she is subject to its provisions; (2) he or she has complied with the requirements of this Code; and (3) he or she has disclosed and reported all Personal Securities Transactions that are required to be disclosed and reported pursuant to the requirements of this Code.  See Annex IV for the form of such certification.

b.

Periodically, the Chief Compliance Officer shall review the records of each Access Person’s Personal Securities Transactions to determine whether such transactions comply with the provisions of this Code.  The Compliance Officer shall also review all initial, quarterly, and annual reports.  The President of MIC shall review the Chief Compliance Officer’s trades and reports and preclear the Chief Compliance Officer’s transactions in accordance with the requirements of this Code.

c.

All material violations or apparent material violations of the Code shall be brought to the attention of the Chief Compliance Officer.  The Chief Compliance Officer shall determine whether a material violation has occurred, and if so found, sanctions may be imposed.  The Chief Compliance Officer may take such actions or impose such sanction, if any, as he or she, in conjunction with the President of MIC, deems appropriate, including a letter of censure or suspension, a fine, or a termination of the violator’s employment.  In instances where the violation is committed by a member of the Access Person’s household, a sanction would be imposed on the Access Person.

ANNEX I

LIFETIME ACHIEVEMENT FUND, INC.

MANARIN INVESTMENT COUNSEL, LTD.

MANARIN SECURITIES CORPORATION

(Referred to as the Manarin Entities herein)

PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

(Note:  Execution of all approved transactions should be effected on the date of the approval.)

Part I:  To be completed by Access Person seeking pre-clearance.

1. Name of Access Person:

2. If different than (1), name of person in whose account the trade will occur:

3. Relationship of (2) to (1):

4. Name of issuer/security:

5. Security type (common, option, bond, etc.):

6. CUSIP number or ticker symbol:

7. Maximum number of shares or units to be purchased or sold or amount of bond:

8. Check if applicable: Purchase ____	Market Order ____

Sale ____	Limit Order ____ (Limit Order Price: )

9. Name of broker/dealer to provide duplicate confirmation to Chief Compliance Officer:

10. Are the securities being acquired in an initial public offering?

11. Are the securities being acquired in a limited offering (e.g., private placement)?

12.

In connection with the foregoing transaction, I hereby make the following representations and warranties:

(a)

I do not possess any material nonpublic information regarding the security or the issuer of the security.

(b)

To my knowledge:

(1)

There are no outstanding purchase or sell orders for this security by Manarin Entities for the account of any client.

(2)

None of the securities are actively being considered for purchase or sale by Manarin Entities for the account of any client.

(c)

I have read Manarin Entities’ joint Code of Ethics within the prior 12 months and I believe that the proposed transaction fully complies with the Code of Ethics.

Access Person Signature

Print Name

Part II:  To be completed by Chief Compliance Officer.

Clearance/Review Decision:

Date:

/

/

Time:*

Approval Expires:*

1. Are there any pending or anticipated transactions by any client account involving this security? If yes, complete section 4 below.

2. Do any client accounts currently hold this security? If yes, attach a security cross-reference report for all of Manarin Entities’ clients as of the date hereof.

3. Have any transactions involving this security been made in any client account within the last 15 days? If yes, attach a transaction summary report for the past 15 trading days.

4.

Date	Quantity Held	Client	Transaction Type (Buy, Sell, Pending)

* The transaction must be executed on the date of the approval.

The proposed transaction is:

APPROVED  /  DISAPPROVED

_____________________________________

____________________

Chief Compliance Officer

Date

Comments (NOTE: If pre-clearance is granted for the acquisition of a security in a private placement, the reasons supporting the approval must be provided here and the record maintained for at least 5 years  _________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

ANNEX II

LIFETIME ACHIEVEMENT FUND, INC.

MANARIN INVESTMENT COUNSEL, LTD. and MANARIN SECURITIES CORPORATION

QUARTERLY TRANSACTION REPORT

For the calendar quarter ended:

_________________, 2011

I had __________  had no____________ reportable transactions during the above calendar quarter.  (Mark the appropriate answer.)

On the dates indicated, the following transactions, if any, were effected in securities of which I, my family (spouse, minor children or adults living in my household) or trusts of which I am trustee, participated or acquired, direct or indirect "beneficial ownership," and which are required to be reported pursuant to the Code of Ethics (including limited offerings and initial public offerings).

Instructions:  All reportable transactions should be listed below (attach additional sheets if necessary).  Any explanation that is necessary in connection with the transactions listed should be attached.

Date	Name of Security	Ticker/ CUSIP	Number of Securities	Principal Amount of Securities	Purchase/ Sale/Other	Price	Broker Dealer	Custodian	Name of Account (if other than yourself)

I engaged in securities transactions that involved securities other than reportable securities:

Yes ____

No ____

I hereby represent that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics of the Firm on the form above or via the attached brokerage statement(s).

______________________

_____________________________________

______________________________

Date

Signature of Access Person

Print Name

This report must be submitted to the Chief Compliance Officer no later than 15 days after the end of the above calendar quarter.

ANNEX III

LIFETIME ACHIEVEMENT FUND, INC.

MANARIN INVESTMENT COUNSEL, LTD.

MANARIN SECURITIES CORPORATION

(Referred to as the Manarin Entities herein)

INITIAL/ANNUAL HOLDINGS REPORT

Access Person holdings report for:
(Name)
The information provided is as of the following date:
(Date)

This report must be submitted to the Chief Compliance Officer within ten days of becoming an Access Person of any of the Manarin Entities. This report must also be submitted annually to the Chief Compliance Officer no later than February 14 of each year, and the information must be current as of a date no more than 45 days prior to the date the report was submitted.

I am reporting below all holdings required to be reported for the relevant period pursuant to the joint Code of Ethics of Manarin Entities.

(Date)	(Access Person’s Signature)

HOLDINGS REPORTING

Check if applicable:

(a)

☐

I had no reportable holdings for this reporting period.

(b)

☐

All holdings required to be reported have been provided to the Chief Compliance Officer through a duplicate account statement that contains all of the required information.

(c)

☐

The reporting of any holdings below shall not be construed as an admission that I have any direct or indirect beneficial ownership in the subject security.

HOLDINGS

Title and Type of Security	Ticker/ CUSIP	Number of Securities	Principal Amount of Securities	Broker Name

If there were no such securities or accounts, I have so indicated by typing or printing "NONE."

(Attach additional sheets if necessary.)

ANNEX IV

MANARIN INVESTMENT COUNSEL, LTD.

MANARIN SECURITIES CORPORATION

ANNUAL HOLDINGS REPORT AND

CODE OF ETHICS ANNUAL CERTIFICATION

FOR THE CALENDAR YEAR ENDED DECEMBER 31, 2011

To:  Chief Compliance Officer

As of December 31, 2011, which date shall be within 45 days of the date of submitting this report, I have direct or indirect beneficial ownership in the following securities which are required to be reported pursuant to the Code of Ethics of Manarin Investment Counsel, Ltd., and Manarin Securities Corporation.

I certify in writing that (1) I have received, read, and understand the provisions of this Code and recognize that I am subject to its provisions; (2) I have complied with the requirements of this Code; and (3) I have disclosed and reported all Personal Securities Transactions that are required to be disclosed and reported pursuant to the requirements of this Code.

Attached is a report detailing all assets held with Manarin Securities Corporation or any other outside custodian that I have an account with my name listed or that I may have beneficial ownership in. (If you have any account statement detailing assets held by outside custodians please attach a year end statement).

Signature:_________________________________

Printed name:______________________________

Date: _____________________________________

Questions regarding this form may be directed to the Compliance Officer, Deborah Koch.

Return acknowledgement by DATE

ANNEX V

LIFETIME ACHIEVEMENT FUND, INC.

MANARIN INVESTMENT COUNSEL, LTD.

MANARIN SECURITIES CORPORATION

Initial/Quarterly Political Contributions Certification for

Manarin Investment Counsel Covered Associates and Restricted Persons

Please certify items (1), (2) and (3) below

I certify that in the three-month period ending on _________________:

(1)

Choose either Yes or No:

Our policies prohibit making any political contribution for the purpose of influencing or inducing the obtaining or retaining of investment advisory services business.  Furthermore, our policies prohibit directing, suggesting or soliciting any other person to make any political contribution, or coordinated any political contributions, for the purpose of influencing or inducing the obtaining or retaining of investment advisory services business.

I certify that I have complied with these policies:  ____________ [Yes]  _____________ [No]

(2)

Choose either (a) or (b):

(a)   I have not coordinated or solicited a political contribution on behalf of a state or local official or candidate for state or local office, or a state or local political party.  ______________(initial if applicable)

(b) I have coordinated or solicited a political contribution on behalf of a state or local official or candidate for state or local office, or a state or local political party as described below:

Date of Contribution	Date of Pre-Clearance	Candidate/Party	Election	Amount

(3)

Choose either (a) or (b):

(a)

I have not made (or directed to be made) any political contribution to a state or local official or to a candidate for state or local office._____________ (initial if applicable)

(b)

I have made (or directed to be made) the following contributions to state or local officials or candidates for state or local office:

Date of Contribution	Date of Pre-Clearance	Candidate/Party	Election	Amount

Signature:___________________________________  Date:______________________________